SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PARTNERRE LTD.
(Exact Name of Registrant as Specified in Its Charter)

BERMUDA (State of Incorporation or Organization)	NOT APPLICABLE (I.R.S. Employer Identification No.)
96 Pitts Bay Road Pembroke, Bermuda (Address of Principal Executive Offices)	HM08 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:	333-101486 (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.75% Series C Cumulative Redeemable Preferred Shares (Liquidation Preference $25.00 per share)	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1: Description of Registrant’s Securities to be Registered

     The description of the securities to be registered hereunder is incorporated herein by reference to (1) the section entitled “Description of Our Capital Shares” contained in the Prospectus (the “Prospectus”) portion of the Registration Statement on From S-3 (File No. 333-101486) filed by the Registrant, PartnerRe Finance II Inc., PartnerRe Capital Trust II and PartnerRe Capital Trust II under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on April 9, 2003 and any subsequent amendments thereto and (2) the section entitled “Description of Series C Cumulative Redeemable Preferred Shares” in the preliminary prospectus supplement dated April 28, 2003, filed with the Commission pursuant to Rule 424(b) under the Securities Act and supplementing the Prospectus. A description of the Series C Cumulative Redeemable Preferred Shares will also be included in a prospectus supplement to be subsequently filed by PartnerRe Ltd. pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.

Item 2: Exhibits

     The following exhibits have been filed with the Securities and Exchange Commission:

1.	Amended Memorandum of Association of the Registrant (incorporated herein by reference to the Registration Statement on Form F-3 of the Registrant (Registration No. 333-7094) filed with the Commission on June 20, 1997).
2.	Amended and Restated Bye-Laws of the Registrant (incorporated herein by reference to the Registration Statement on Form F-3 of the Registrant (Registration No. 333-7094) filed with the Commission on June 20, 1997).
3.	Specimen 6.75% Series C Cumulative Redeemable Preferred Share of the Company (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 2, 2003).
4.	Certificate of Designation, Preferences and Rights of 6.75% Series C Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 2, 2003).

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PartnerRe Ltd.

	By:	/s/ Albert Benchimol

Name: Albert Benchimol
Title: Executive Vice President and Chief Financial Officer
Date: May 2, 2003

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